Exhibit D-3

                             CIPSCO Leasing Company
                           Consolidating Balance Sheet
                                December 31, 1997

In thousands

                                                     CLC         CLC-ALC       CLCLCA       CLCLCB
                                                  ----------   ---------------------------------------

Property & Plant,  at original cost:
Electric
Gas
Other

Less:  Accumulated depreciation and amortization


Construction work in process:
    Nuclear fuel in process
    Other
           Total property & plant, net

Investments and Other Assets:
Investments                                        $ 14,721     $ 11,050      $ 6,924       $ 5,528
Nuclear decommissioning trust fund
Other
                                                  ----------   ----------   ----------    ----------
           Total investments & other assets          14,721       11,050        6,924        5,528

Current Assets:
Cash & cash equivalents
Accounts receivable - trade
Unbilled revenue
Other accounts & notes receivable                                                   1             1
Materials and supplies at average cost -
    Fossil fuel
    Other
Other
                                                  ----------   ----------   ----------    ----------
           Total current assets                           -            -            1             1

Regulatory Assets:
Deferred income taxes
Other
           Total regulatory assets

                                                  ----------   ----------   ----------    ----------
TOTAL ASSETS                                       $ 14,721     $ 11,050      $ 6,925       $ 5,529
                                                  ==========   ==========   ==========    ==========


                                                                     Exhibit D-3

                             CIPSCO Leasing Company
                           Consolidating Balance Sheet
                                December 31, 1997

In thousands
                                                               Eliminations          CLC
                                                     CLCLCC    (Exhibit D-5)     Consolidated
                                                  -------------------------------------------------

Property & Plant,  at original cost:
Electric
Gas
Other

Less:  Accumulated depreciation and amortization


Construction work in process:
    Nuclear fuel in process
    Other
           Total property & plant, net

Investments and Other Assets:
Investments                                                     $ (3,299)         $ 34,924
Nuclear decommissioning trust fund
Other
                                                  ----------   ----------        ----------
           Total investments & other assets               -       (3,299)           34,924

Current Assets:
Cash & cash equivalents
Accounts receivable - trade
Unbilled revenue
Other accounts & notes receivable                         1           (3)                -
Materials and supplies at average cost -
    Fossil fuel
    Other
Other
                                                  ----------   ----------        ----------
           Total current assets                           1           (3)                -

Regulatory Assets:
Deferred income taxes
Other
           Total regulatory assets

                                                  ----------   ----------        ----------
TOTAL ASSETS                                            $ 1     $ (3,302)         $ 34,924
                                                  ==========   ==========        ==========


                                                                     Exhibit D-3

                             CIPSCO Leasing Company
                           Consolidating Balance Sheet
                                December 31, 1997

In thousands

                                                     CLC         CLC-ALC       CLCLCA       CLCLCB
                                                  ----------   ---------------------------------------
Capitalization:
Common stock                                            $ 1          $ 1          $ 1          $ 1
Other paid-in capital
Retained earnings                                     5,327        1,653          650          992
                                                  ----------   ----------   ----------   ----------
           Total common stockholders' equity          5,328        1,654          651          993
Preferred stock not subject to mandatory redemption
Preferred stock subject to mandatory redemption
Long-term debt
                                                  ----------   ----------   ----------   ----------
           Total capitalization                       5,328        1,654          651          993

Minority Interest in Consolidated Subsidiary

Current Liabilities:
Current maturity of long-term debt
Short-term debt
Accounts and wages payable                           (1,098)      (2,498)      (1,310)        (145)
Accumulated deferred income taxes
Taxes accrued                                            18           46          (17)          (9)
Other
                                                  ----------   ----------   ----------   ----------
           Total current liabilities                 (1,080)      (2,452)      (1,327)        (154)

Accumulated Deferred Income Taxes                    10,473       11,848        7,601        4,690
Accumulated Deferred Investment Tax Credits
Regulatory Liability
Other Deferred Credits and Liabilities

                                                  ----------   ----------   ----------   ----------
TOTAL CAPITAL AND LIABILITIES                      $ 14,721     $ 11,050      $ 6,925      $ 5,529
                                                  ==========   ==========   ==========   ==========

                                                                     Exhibit D-3

                             CIPSCO Leasing Company
                           Consolidating Balance Sheet
                                December 31, 1997

In thousands
                                                               Eliminations          CLC
                                                     CLCLCC    (Exhibit D-5)     Consolidated
                                                  -------------------------------------------------
Capitalization:
Common stock                                            $ 1         $ (4)              $  1
Other paid-in capital
Retained earnings                                                 (3,295)             5,327
                                                  ----------   ----------         ----------
           Total common stockholders' equity              1       (3,299)             5,328
Preferred stock not subject to mandatory redemption
Preferred stock subject to mandatory redemption
Long-term debt
                                                  ----------   ----------         ----------
           Total capitalization                           1       (3,299)             5,328

Minority Interest in Consolidated Subsidiary

Current Liabilities:
Current maturity of long-term debt
Short-term debt
Accounts and wages payable                                            (3)            (5,054)
Accumulated deferred income taxes
Taxes accrued                                                                            38
Other
                                                  ----------   ----------         ----------
           Total current liabilities                      -           (3)            (5,016)

Accumulated Deferred Income Taxes                                                    34,612
Accumulated Deferred Investment Tax Credits
Regulatory Liability
Other Deferred Credits and Liabilities

                                                  ----------   ----------         ----------
TOTAL CAPITAL AND LIABILITIES                           $ 1     $ (3,302)          $ 34,924
                                                  ==========   ==========         ==========


                                                                     Exhibit D-3

                             CIPSCO Leasing Company
                         Consolidating Income Statement
                          Year Ended December 31, 1997


In thousands

                                                               CLC         CLC-ALC       CLCLCA      CLCLCB
                                                            ----------   --------------------------------------
Operating Revenues:
           Electric
           Gas
           Other                                                $ 358          $ 6                     $ 212
                                                            ----------   ----------   ----------   ----------
                     Total operating revenues                     358            6            -          212

Operating Expenses:
           Operations
                Fuel and purchased power
                Gas costs
                Other                                                                                     11
                                                            ----------   ----------   ----------   ----------
                                                                    -            -            -           11

           Maintenance
           Depreciation and amortization
           Income taxes
           Other taxes                                              5            2            1           14

                                                            ----------   ----------   ----------   ----------
                     Total operating expenses                       5            2            1           25

                                                            ----------   ----------   ----------   ----------
Operating Income                                                  353            4           (1)         187

Other Income and Deductions:
           Allowance for equity funds used during construction
           Miscellaneous, net                                    (145)          (3)                      (67)
                                                            ----------   ----------   ----------   ----------
                     Total other income and deductions           (145)          (3)           -          (67)

                                                            ----------   ----------   ----------   ----------
Income before Interest Charges & Preferred Dividends              208            1           (1)         120

Interest Charges & Preferred Dividends:
           Interest                                                                                       23
           Allowance for borrowed funds used during construction
           Preferred Dividends of Subsidiaries
                                                            ----------   ----------   ----------   ----------
                                                                    -            -            -           23

                                                            ----------   ----------   ----------   ----------
Income Before Extraordinary Items                                 208            1           (1)          97

Extraordinary Items, Net of Tax

                                                            ----------   ----------   ----------   ----------
Net Income                                                      $ 208          $ 1         $ (1)        $ 97
                                                            ==========   ==========   ==========   ==========



                                                                     Exhibit D-3

                             CIPSCO Leasing Company
                         Consolidating Income Statement
                          Year Ended December 31, 1997

In thousands
                                                                         Eliminations          CLC
                                                               CLCLCC    (Exhibit D-5)     Consolidated
                                                            -------------------------------------------------
Operating Revenues:
           Electric
           Gas
           Other                                                                                $ 576
                                                            ----------   ----------         ----------
                     Total operating revenues                       -            -                576

Operating Expenses:
           Operations
                Fuel and purchased power
                Gas costs
                Other                                                                              11
                                                            ----------   ----------         ----------
                                                                    -            -                 11

           Maintenance
           Depreciation and amortization
           Income taxes
           Other taxes                                                                             22

                                                            ----------   ----------         ----------
                     Total operating expenses                       -            -                 33

                                                            ----------   ----------         ----------
Operating Income                                                    -            -                543

Other Income and Deductions:
           Allowance for equity funds used during construction
           Miscellaneous, net                                                                    (215)
                                                            ----------   ----------         ----------
                     Total other income and deductions              -            -               (215)

                                                            ----------   ----------         ----------
Income before Interest Charges & Preferred Dividends                -            -                328

Interest Charges & Preferred Dividends:
           Interest                                                                                23
           Allowance for borrowed funds used during construction
           Preferred Dividends of Subsidiaries
                                                            ----------   ----------         ----------
                                                                    -            -                 23

                                                            ----------   ----------         ----------
Income Before Extraordinary Items                                   -            -                305

Extraordinary Items, Net of Tax

                                                            ----------   ----------         ----------
Net Income                                                        $ -          $ -              $ 305
                                                            ==========   ==========         ==========